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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.


                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 26, 1998